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                                                                     EXHIBIT 8-A



                      [Letterhead of Debevoise & Plimpton]


                                                                October 30, 1998

Chrysler Corporation
1000 Chrysler Drive
Auburn Hills, Michigan 48326

Ladies and Gentlemen:

    We have acted as counsel to Chrysler Corporation, a Delaware corporation ("Chrysler"), in connection with (i) the Chrysler Exchange, the Daimler-Benz Exchange Offer, and the Daimler-Benz Merger (collectively, the "Transactions"), as defined and described in the amended and restated Business Combination Agreement, dated as of May 7, 1998, among Daimler-Benz Aktiengesellschaft, an AKTIENGESELLSCHAFT organized and existing under the laws of the Federal Republic of Germany ("Daimler-Benz"), DaimlerChrysler AG, an AKTIENGESELLSCHAFT organized and existing under the laws of the Federal Republic of Germany that was formerly known as Oppenheim Aktiengesellschaft ("DaimlerChrysler"), and Chrysler (the "Agreement"), (ii) the preparation and filing of the Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on August 6, 1998 (as amended, the "F-4 Registration Statement"), which includes the proxy statement of Chrysler and the prospectus of DaimlerChrysler, and the offering circular-prospectus of DaimlerChrysler and (iii) the preparation and filing of the Registration Statement with the Commission under the Securities Act on September 24, 1998 (as amended, the "S-3 Registration Statement") that contains the prospectus of Chrysler Corporation for the Chrysler Common Stock to be issued in the Chrysler Stock Issuance (the "Chrysler Prospectus"). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Agreement.

    In connection with this opinion, we have examined the Agreement, the F-4 Registration Statement, the S-3 Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Transactions that have come to our attention during our engagement and (ii) that the Transactions will be consummated in the manner described in the Agreement, the F-4 Registration Statement and the S-3 Registration Statement.

    Subject to the assumptions set forth above and the assumptions and qualifications set forth in the discussion in the Chrysler Prospectus under the heading "THE TRANSACTIONS--Certain Tax Consequences to U.S. Holders--United States Federal Income Tax Consequences of the Chrysler Exchange" (the "Discussion"), we hereby confirm the opinion of Debevoise & Plimpton set forth in the Discussion. We express no opinion as to whether the Discussion addresses all of the United States federal income tax consequences of the Transactions. In addition, we express no opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Discussion. Further there can be no assurances that the opinion expressed herein will be accepted by the Internal Revenue Service (the "IRS") or, if challenged, by a court. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

    In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS, and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time,

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possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any information, document, corporate record, covenant, statement, representation, or assumption on which our opinion is based that becomes untrue or incorrect.

    This letter is furnished to you solely for use in connection with the Transactions, as described in the Agreement, the F-4 Registration Statement and the S-3 Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement and to the reference to our firm name under the headings "SUMMARY--The Transactions--United States Federal Income Tax Consequences of the Chrysler Exchange",'THE TRANSACTIONS--Certain Tax Consequences to U.S. Holders--United States Federal Income Tax Consequences of the Chrysler Exchange", and "LEGAL MATTERS" in the Chrysler Prospectus. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                          Debevoise & Plimpton


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